                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                             ----------------------

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                              ---------------------

                        Date of report: February 28, 2003
                        (Date of earliest event reported)



                       PHILIPS INTERNATIONAL REALTY CORP.
             (Exact name of Registrant as specified in its charter)


                                    Maryland
                 (State or other jurisdiction of incorporation)


             000-23463                                        13-3963667
       (Commission File No.)                               (I.R.S. Employer
                                                          Identification No.)


                                417 Fifth Avenue
                            New York, New York 10016
               (Address of principal executive offices; zip code)

                                 (212) 545-1100
              (Registrant's telephone number, including area code)


                                 Not Applicable
          (Former Name or Former Address, if changed Since Last Report)

Item 2. Acquisition or Disposition of Assets

         Pursuant to the plan of liquidation (the "Plan of Liquidation") of Philips International Realty Corp., a Maryland corporation (the "Company"), approved by the stockholders of the Company on October 10, 2000, and as more fully described in the Company's special meeting proxy statement dated September 8, 2000 (the "Proxy Statement"), the Company has disposed of the following property:

         On February 28, 2003, the Company completed the sale of its shopping center (the "Property") on Manning Avenue in Reedley, California for approximately $2.6 million in cash, pursuant to a Purchase and Sale Agreement dated January 29, 2003 by and between Philips Shopping Center Fund, L.P., a Delaware limited partnership, as Seller, and D&L Lowe, L.P., a California limited partnership, as Buyer.

         The purchase price for the sale of the Property was determined as a result of arm's-length negotiations between unrelated parties. The factors considered by the Company in determining the price to be paid for the Property include its historical and expected cash flow, nature of the tenants and terms of leases in place, occupancy rate, opportunities for alternative and new tenancies, current operating costs and real estate taxes on the Property and anticipated changes therein under Company ownership, the physical condition and location of the Property, the anticipated effect on the Company's financial results and other factors. The Company took into consideration prices at which it believes other comparable properties had recently been sold.

         Pursuant to the Plan of Liquidation, the Board of Directors of the Company has declared a sixth liquidating distribution of $0.50 per share, which will be payable on March 18, 2003. The record date is March 11, 2003. However, shareholders must continue to own their shares up to and including March 18, 2003 in order to be entitled to the liquidating distribution of $0.50 per share. Effective March 7, 2003, the Company's shares will be traded with due bills which entitle the owner of the stock to receipt of the distribution. The Company has approximately 7.4 million shares of common stock and common stock equivalents which will participate in this distribution.

         The Plan of Liquidation was estimated to generate approximately $18.25 in the aggregate in cash for each outstanding share of common stock in two or more liquidating distributions. The sixth liquidating distribution declared by the Board of Directors brings the total payments to date to $16.25 per share. Prior distributions of $13.00, $1.00, $.75, $.50 and $.50 per share were paid on December 22, 2000, July 9, 2001, September 24, 2001, November 19, 2001 and October 22, 2002, respectively. The Company's two remaining shopping center properties are currently being offered for sale.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

         (b) Pro forma financial information relative to the sale of the Property is as follows:

                                                                      Page
                                                                      ----
        Pro Forma Condensed Consolidated   Balance Sheet as of
        September 30, 2002 (Unaudited)                                 5

        Pro Forma Condensed Consolidated Statement of
        Income for the Year Ended December 31, 2001 (Unaudited)        6

        Pro Forma Condensed Consolidated Statement of
        Income for the Nine Months Ended September 30, 2002
        (Unaudited)                                                    7

        Notes to Pro Forma Condensed Consolidated
        Financial Statements (Unaudited)                               8

        (c) The Company hereby files the following exhibits:

              Exhibit No.               Exhibit Description
              -----------               -------------------
                99.1                    News Release of the Company dated
                                        March 3, 2003

                        PHILIPS INTERNATIONAL REALTY CORP

              PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS


         The accompanying Pro Forma Condensed Consolidated Balance Sheet as of September 30, 2002 assumes the October 3, 2002 and February 28, 2003 dispositions of the Company's Sacramento, CA and Reedley, CA shopping centers, respectively, had occurred as of such date. The accompanying Pro Forma Condensed Consolidated Statements of Income for the Year Ended December 31, 2001 and the Nine Months Ended September 30, 2002 assume such transactions, and the June 14, 2001, August 31, 2001, October 31, 2001 and April 16, 2002 sales of the Company's shopping center properties in Lake Worth, FL, Alexandria, MN, Port Angeles, WA and McHenry, IL respectively, had occurred as of January 1, 2001.

         The Pro Forma Condensed Consolidated Financial Statements have been prepared by the management of Philips International Realty Corp. These pro forma statements may not be indicative of the financial position at September 30, 2002 or the results of operations that would have actually occurred if the dispositions of the properties had occurred as of January 1, 2001. Also, they may not be indicative of the results that may be achieved in the future. The Pro Forma Condensed Consolidated Financial Statements should be read in conjunction with the financial information contained in the Company's Annual Report on Form 10-K for the year ended December 31, 2001 and Quarterly Report on Form 10-Q for the nine month period ended September 30, 2002 and the accompanying notes thereto.

                       PHILIPS INTERNATIONAL REALTY CORP.
                 PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                               SEPTEMBER 30, 2002
                   (UNAUDITED, IN THOUSANDS EXCEPT SHARE DATA)


                                                                                                    SALE OF
                                                                                                   PROPERTIES
                                                                                                  OCTOBER 2002
                                                                                   HISTORIC    AND FEBRUARY 2003   PRO FORMA
                                                                                   --------    -----------------   ---------
                                   ASSETS

Rental properties, net-held for sale                                                $ 15,461        $ (7,730)       $  7,731
Cash and cash equivalents                                                              4,066              --           4,066
Accounts receivable, net                                                                 157             (50)            107
Deferred charges and prepaid expenses                                                    525            (215)            310
Other assets                                                                           2,206             (32)          2,174
                                                                                    --------        --------        --------
Total assets                                                                        $ 22,415        $ (8,027)       $ 14,388
                                                                                    ========        ========        ========

                    LIABILITIES AND SHAREHOLDERS' EQUITY

Liabilities:
    Accounts payable and accrued expenses                                           $  1,007        $    (34)       $    973
    Other liabilities                                                                     77             (42)             35
                                                                                    --------        --------        --------

Total Liabilities                                                                      1,084             (76)          1,008
                                                                                    --------        --------        --------

Minority interests                                                                        73             (28)             45
                                                                                    --------        --------        --------

Shareholders' Equity
   Preferred Stock, $.01 par value; 30,000,000 shares authorized;                         --              --              --
                 no shares issued and outstanding
   Common Stock, $.01 par value; 150,000,000 shares authorized;                           73              --              73
                 7,340,474 shares issued and outstanding
   Additional paid in capital                                                         92,668              --          92,668
   Cumulative distributions in excess of net income                                  (71,483)         (7,923)        (79,406)
                                                                                    --------        --------        --------

Total Shareholders' Equity                                                            21,258          (7,923)         13,335
                                                                                    --------        --------        --------

Total Liabilities and Shareholders' Equity                                          $ 22,415        $ (8,027)       $ 14,388
                                                                                    ========        ========        ========


                          See accompanying notes.

                       PHILIPS INTERNATIONAL REALTY CORP.
              PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME
                      FOR THE YEAR ENDED DECEMBER 31, 2001
                 (UNAUDITED, IN THOUSANDS EXCEPT PER SHARE DATA)


                                                                                                      SALE OF
                                                                                                    PROPERTIES
                                                                                                     2001, 2002
                                                                                        HISTORIC      AND 2003      PRO FORMA
                                                                                        --------    -----------     ---------
Discontinued Operations:
Revenues from rental property                                                            $ 5,023       $(3,569)      $ 1,454
                                                                                         -------       -------       -------

Expenses:
    Operating expenses                                                                       889          (798)           91
    Real estate taxes                                                                        561          (454)          107
    Management fees to affiliates                                                            154          (110)           44
    General and administrative expenses                                                    1,071             -         1,071
                                                                                         -------       -------       -------
                                                                                           2,675        (1,362)        1,313
                                                                                         -------       -------       -------

Operating income from discontinued operations                                              2,348        (2,207)          141
Minority interests in (income) loss                                                           (8)            7            (1)
Other income (expense), net                                                                   18             -            18
                                                                                         -------       -------       -------
Income from discontinued operations before gain on sales of properties                   $ 2,358       $(2,200)      $   158
                                                                                         =======       =======       =======

Basic and diluted income per common share before gain on sales of properties             $  0.32                     $  0.02
                                                                                         =======                     =======


                          See accompanying notes.

                       PHILIPS INTERNATIONAL REALTY CORP.
              PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME
                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2002
                 (UNAUDITED, IN THOUSANDS EXCEPT PER SHARE DATA)


                                                                                                    SALE OF
                                                                                                   PROPERTIES
                                                                                  HISTORIC         2002/2003       PRO FORMA
                                                                                  --------         ---------       ---------
Discontinued Operations:
Revenues from rental property                                                      $ 2,297          $(1,218)         $ 1,079
                                                                                   -------          -------          -------

Expenses:
    Operating expenses                                                                 344             (214)             130
    Real estate taxes                                                                  208             (125)              83
    Management fees to affiliates                                                       69              (37)              32
    General and administrative expenses                                                801               --              801
                                                                                   -------          -------          -------
                                                                                     1,422             (376)           1,046
                                                                                   -------          -------          -------

Operating income from discontinued operations                                          875             (842)              33
Minority interests in (income) loss                                                     (2)               2               --
Other income (expense), net                                                           (239)              --             (239)
                                                                                   -------          -------          -------
Income from discontinued operations before
           loss on sale of shopping center properties                              $   634          $  (840)         $  (206)
                                                                                   =======          =======          =======
Basic and diluted income (loss) per common share before
           loss on sale of shopping center properties                              $  0.09                           $ (0.03)
                                                                                   =======                           =======




                         See accompanying notes.

                       PHILIPS INTERNATIONAL REALTY CORP.

               NOTES TO PRO FORMA CONDENSED CONSOLIDATED FINANCIAL
                             STATEMENTS (UNAUDITED)





1. Basis of Presentation

         The accompanying Pro Forma Condensed Consolidated Balance Sheet assumes the October 3, 2002 and February 28, 2003 dispositions of Company's shopping centers in Sacramento, CA and Reedley, CA, respectively, had been completed as of September 30, 2002. The Pro Forma Condensed Consolidated Statements of Income reflect adjustments to the historic operating results for the year ended December 31, 2001 and the nine months ended September 30, 2002 to give effect to the June 2001, August 2001, October 2001, April 2002, October 2002, and February 2003 sales of the Company's shopping center properties in Lake Worth, FL, Alexandria, MN, Port Angeles, WA, McHenry, IL, Sacramento, CA and Reedley, CA, respectively, as if these transactions had been completed as of January 1, 2001.

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 5, 2003



                               PHILIPS INTERNATIONAL REALTY CORP.
                                 (Registrant)


                               By: /s/ Philip Pilevsky
                                   ---------------------------------------
                                   Philip Pilevsky
                                   Chief Executive Officer